NONCOMPETITION AGREEMENT

         THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the 18th day of February 1998, by and between OutSource
International of America, Inc., a Florida corporation ("OutSource"), and Matthew Schubert ("Covenantor").

                              W I T N E S S E T H:

         WHEREAS, Covenantor is a principal shareholder of L.M. Investors, Inc., an Illinois corporation ("LM"); and

         WHEREAS, pursuant to the terms of Franchise Agreements dated November 1, 1994 between LM ("Seller") and Matthew Schubert, and OutSource Franchising, Inc. ("OutSource Franchising"), an affiliate of OutSource (as assigned from Labor World of America, Inc.) (The "Franchise Agreements"), the Seller operates a "Labor World" Business (as such term is defined in the Franchise Agreements) in and around Joliet and Aurora, Illinois areas, including the Greater Chicago Metropolitan Marketplace; and

         WHEREAS, Seller is selling substantially all of its assets to OutSource pursuant to the Asset Purchase Agreement among OutSource, Covenantor, and Seller of even date herewith (the "Asset Purchase Agreement"); and

         WHEREAS, this Agreement is required to be executed and delivered by Covenantor pursuant to Section 2 of the Asset Purchase Agreement; and

         WHEREAS, all terms in this Agreement which are not otherwise defined herein are used herein with the meanings assigned to them in the Asset Purchase Agreement;

         NOW, THEREFORE, in consideration of the consummation of the transactions contemplated by the Asset Purchase Agreement, the parties hereto agree as follows:

         1. COVENANT NOT TO COMPETE. Covenantor agrees that from the date of this Agreement through and including February 16, 2003, without the prior written consent of OutSource, Covenantor shall not:

                  1.1 engage in a Competitive Business (as hereafter defined) or perform services, directly or indirectly, on behalf of itself or in connection with any other person, or as an employee, proprietor, owner, partner, director, officer, associate, shareholder, agent, contractor, employer, consultant, consultant, affiliate or as a director, officer or associate or as a stockholder of any entity within the State of Illinois (the "Territory"). The Covenantor further agrees that from the date of this Agreement, he shall not:

                  1.2 have any direct or indirect interest, as a disclosed or beneficial owner, in any Competitive Business within the Territory;

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                  1.3 perform services as a director, officer, manager,
         employee, consultant, representative, agent, independent contractor or otherwise for any Competitive Business within the Territory;

                  1.4 have any direct or indirect interest in any entity which is granted or is granting franchises or licenses to others to operate a Competitive Business within the Territory;

         2.0      COVENANT NOT TO SOLICIT OR RECRUIT

                  2.1 Covenantor agrees that from the date of this Agreement through and including August 16, 1999, without the prior written consent of OutSource, he shall not solicit, recruit or hire any employee of LM Investors, Inc., or any employee of OutSource, its affiliates or franchise associates, whom as of the effective date of the Asset Purchase Agreement resided in the Territory, or whom at the time of the contemplated solicitation or hire, reside within the Territory. Notwithstanding the restrictions stated in the paragraph, Covenantor may solicit the following individuals, under the conditions stated:

                  2.2 Covenantor agrees that from the date of this Agreement through and including February 16, 1999, without the prior consent of OutSource, he shall not, directly or indirectly, on behalf of himself or any other person, or as an employee, proprietor, consultant, agent, contractor, employer, affiliate, partner, owner, officer, director or associate, or stockholder of any other person or entity, or in any other capacity, solicit, divert, take away or interfere with any of the business, customers, clients, contractors, trade or patronage of LM Investors, Inc. or OutSource, its affiliates or franchise associates, located within the Territory. Subject to the restrictions stated in paragraph 1.1, it shall not be a violation of this clause for Covenantor to solicit or do business with an entity outside of the Territory if the entity is also a customer or client of LM Investors, Inc or Outsource, its affiliates, or franchises, within the Territory.

In the event that any provisions of Sections 1 or 2 should be deemed to exceed the time or geographic limitations permitted under any applicable law, or otherwise be overbroad, then such provision shall be, and hereby is, reformed to the maximum time or geographic limitations permitted under such applicable law.

         3. COMPETITIVE BUSINESS. "Competitive Business" means any business operating, or granting franchises or licenses to others to operate, any temporary personnel business in the light industrial market, or any other business that provides the same or similar services as are customarily offered by Labor World Businesses in the light industrial market. Schubert shall not be restricted from providing legal advice to a Competitive Business.

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         4. MATERIALITY. Covenantor recognizes and hereby agrees that the purchase price paid by OutSource for Seller's business exceeds the fair market value of Seller's business. This difference in value represents the approximate value that the parties have attributed to the execution and delivery of this Agreement by Covenantor and related agreements by certain other individuals. Covenantor further recognizes and agrees that the execution and delivery of this Agreement by Covenantor and the representations, warranties, covenants and agreements of Covenantor set forth in Section 1 hereof are material and substantial parts of the transactions contemplated by the Asset Purchase Agreement.

         5. PAYMENT. In consideration of the noncompetition agreement set forth in Section 1 hereof, upon execution of this Agreement, OutSource will deliver or cause to be delivered to the Seller the amount set forth in Section 1 of the Asset Purchase Agreement pursuant to the terms of the Asset Purchase Agreement.

         6. SEVERABILITY. If for any reason any provision of this Agreement shall be held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and all other such provisions shall to the full extent consistent with law continue in full force and effect. If any such provisions shall be held invalid in part, such invalidity shall in no way affect the rest of such provision which, together with all other provisions of this Agreement, shall likewise to the full extent consistent with law continue in full force and effect.

         7. SUCCESSORS AND ASSIGNS. The obligations of the Covenantor under this Agreement are personal and may not be assigned or delegated to any other person. The rights and obligations of Covenantor under this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of OutSource.

         8. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and is signed by the parties hereto. No waiver by any other party hereto at any time of any breach by any other party hereto of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the same or at any prior or subsequent time.

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The sole venue for any action arising hereunder shall be Kane County, Illinois.

         10. COUNTERPARTS. This Agreement may be executed in one or more counterparts each of which shall constitute an original and all of which together shall constitute one and the same Agreement. Facsimile signatures shall have the same effect as original signatures.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.

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                                        OUTSOURCE:


Witness:

                                        OutSource International of America, Inc.
/s/ Anita M. Dazzo
-----------------------------               /s/ David Sparkman
                                        By: ------------------------------------
                                                 Zone Vice President
                                        Title:   -------------------------------

                                        COVENANTOR:

Witness:                                /s/ Matthew Schubert
/s/ Anita M. Dazzo                      ----------------------------------------
-------------------------------         Matthew Schubert